UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2021

RESOLUTE FOREST PRODUCTS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33776	98-0526415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Resolute Forest Products Inc.
111 Robert-Bourassa Blvd., Suite 5000
Montreal, Quebec, Canada H3C 2M1
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	RFP	New York Stock Exchange
Toronto Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Duncan K. Davies as director and chairman of the company

On September 13, 2021, pursuant to the company’s by-laws, the board of directors of Resolute Forest Products Inc. (the “company”) appointed Duncan K. Davies to serve on the company’s board as an additional non-employee director and to succeed Mr. Bradley P. Martin as the company’s non-executive chairman of the board of directors. Mr. Martin will continue to serve as vice chair of the now eight-member board. Based on information obtained from Mr. Davies, and upon the advice and recommendation of the human resources and compensation/nominating and governance committee, the board has determined that Mr. Davies is independent, as defined in the NYSE’s corporate governance standards and the company’s by-laws. With Mr. Davies serving as independent board chairman, Mr. Rheaume is stepping down from his role as lead independent director and will continue to serve as a director. Mr. Davies is also appointed to serve as a member of the human and resources and compensation/nominating and governance committee as well as the finance committee of the board of directors.

Mr. Davies was president and chief executive officer of Interfor Corporation (TSX) for nearly 20 years until he stepped down in 2019, and served most recently as chief executive officer of Pinnacle Renewable Energy Inc. (TSX). He also served as an officer of two other integrated forest products companies, and as an investment banker, specializing in forest products activities. Mr. Davies is currently vice chair of the Binational Softwood Lumber Council and has served on the Softwood Lumber Board, BC Lumber Trade Council and Canadian Lumber Trade Alliance, where he was involved in industry-wide promotion and trade-related matters involving softwood lumber.

As a board chairman, Mr. Davies will receive an annual retainer fee of $150,000, payable in cash in equal quarterly installments, in addition to an annual director retainer fee of $75,000. He will also receive, going forward, at the same time as the annual grant of equity awards to other non-employee directors of the company, a cash-settled equity award in the form of deferred stock units (“DSUs”) with an aggregate grant date fair value of $75,000, subject to the 2019 Resolute Forest Products Equity Incentive Plan. To cover his tenure in 2021, he has received a grant of DSUs pro-rated to an aggregate grant date fair value of $22,602 as of September 13, 2021, which will vest fully on December 31, 2021. The company will determine the number of shares by dividing the award value by the volume weighted average of the highest and lowest prices per share at which the company’s common stock was traded on the NYSE on each of the five business days immediately before the grant date. The equity awards will contain the same terms for other vesting triggers and settlement as those set forth in the annual equity award agreement for non-employee directors of the company, as further described in the company’s definitive proxy statement on Schedule 14A as filed with the SEC on April 9, 2021 (the “proxy statement”) under the heading “Director Compensation—Equity Component” and incorporated herein by reference. Mr. Davies will be eligible to participate in and defer any of his cash fees pursuant to the Resolute Forest Products Outside Director Deferred Compensation Plan, as further described in the company’s proxy statement under the heading “Director Compensation—Cash Component” and incorporated herein by reference.

Mr. Martin will no longer receive the additional annual fee of $150,000 he was entitled to as chair of the board as of the end of the quarter ending September 30, 2021. As vice chair, he will instead receive an additional annual fee of $20,000 as of October 1, 2021, payable in cash in equal quarterly installments. Mr. Rheaume will no longer receive the additional annual fee of $20,000 he was entitled to as lead director as of the end of the quarter ending September 30, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE FOREST PRODUCTS INC.

	By:	/s/ Jacques P. Vachon
Date: September 16, 2021		Name: Jacques P. Vachon
Title: Senior Vice President and Chief Legal Officer